Exhibit 23.2
Larry  O'Donnell,  CPA,  P.C.
Telephone  (303)  745-4545
2228  South  Fraser  Street
Unit  1
Aurora,  Colorado  80014

  CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANT

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Telecommunication Products, Inc., and in any related Prospectus, of my auditor's report dated July 8, 2003 accompanying the financial statements of Telecommunication Products, Inc. included in their annual report on Form 10KSB for the year ended March 31, 2003.

/s/  Larry  O'Donnell
LARRY  O'DONNELL,  CPA,  P.C.
May  13,  2004